UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K/A
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2008

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Oregon (State of Incorporation)	93-0816972 (I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR (Address of principal executive offices)	97035 (Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     On April 11, 2008, The Greenbrier Companies, Inc. filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K. This amendment is being filed for the purpose of correcting the text of Item 5.02(e) of the initial report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
Employment Agreement with James T. Sharp
     Effective April 7, 2008 (the “Effective Date”), The Greenbrier Companies, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with James T. Sharp, the President of Greenbrier Leasing Company LLC, a wholly-owned subsidiary of the Company.
     The Employment Agreement is substantially similar to the Employment Agreement between James T. Sharp and the Company dated February 15, 2004 (the “Prior Employment Agreement”), which was filed with the Securities and Exchange Commission on November 12, 2004 as Exhibit 10.27 to the Company’s Annual Report on Form 10-K for the year ended August 31, 2004. The Employment Agreement has only been changed to better reflect the intent and understanding of the parties, including adding a Change of Control provision.
     The Employment Agreement provides for a two-year term of employment, beginning on the Effective Date, and automatically renews one year from the Effective Date and on each successive anniversary of that date for one additional year, unless the Company or Mr. Sharp provide written notice within 90 days that the term should not be renewed or extended.
     The Employment Agreement provides that the Company will pay Mr. Sharp a base salary of $250,000 per year (the “Base Salary”), as adjusted annually by the Chief Executive Officer (the “CEO”). In addition, Mr. Sharp will be eligible to receive an annual target bonus equal to 50% of his Base Salary. The actual amount of his annual bonus may be more or less than the target amount based on achievement of performance goals established or approved by the CEO in consultation with the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”).
     Mr. Sharp will also be eligible to participate in the Greenbrier Leasing Company LLC Manager Owned Target Benefit Plan (the “Target Benefit Plan”) for each fiscal year in which Mr. Sharp is employed by the Company for any portion of such year, and will receive other employee benefits as are generally available to the Company’s senior officers. In addition, the Company will obtain and keep in force life insurance coverage for Mr. Sharp in the face amount of not less than $1,000,000, for as long as Mr. Sharp is employed by the Company. Mr. Sharp will also be eligible to participate in the Company’s restricted stock or options programs, and will receive awards as may be determined by the Compensation Committee from time to time.

     The Employment Agreement contains a one-year non-compete clause, limiting Mr. Sharp’s ownership of, and activities in, competing businesses for a period of one year following his voluntary termination of employment.
     The Employment Agreement also contains a severance provision, which states that, if the Company terminates Mr. Sharp’s employment for any reason other than Cause, or other than in the event of a Change of Control, the Company will pay him an amount equal to (i) two times his Base Salary, plus (ii) two times his Average Bonus, plus (iii) the Pro Rated Bonus (as such capitalized terms are defined in the Employment Agreement). In addition, for a period of two years following the date of termination, the Company will continue to provide or pay the cost of all employee benefits and life insurance policies. Finally, all unvested stock options and restricted stock grants will become fully vested and exercisable. If the Company terminates Mr. Sharp for Cause, the Company will pay him only his earned but unpaid Base Salary as of the effective date of such termination.
     The Employment Agreement contains a Change of Control provision, which states that, during his employment and following a Change of Control, if the Company terminates Mr. Sharp other than for Cause, or Mr. Sharp terminates his employment either without any reason during the period ending 30 days after the first anniversary of the Change of Control transaction or for Good Reason, or his employment is terminated prior to and in anticipation of a Change of Control at the insistence or request of the other party in the Change of Control transaction, the Company will pay to Mr. Sharp an amount equal to two and one-half times the sum of his Base Salary and Average Bonus (as such capitalized terms are defined in the Employment Agreement). In addition, for a period of two years following the date of termination, the Company will continue to provide or pay the cost of all employee benefits. Finally, the Company will provide Mr. Sharp with the Change in Control benefits provided for under the terms of the Target Benefit Plan, and all unvested stock options and restricted stock grants of Mr. Sharp will become fully vested and exercisable as of the date of termination.
     As consideration for Mr. Sharp’s foregoing certain enhanced retirement benefits provided for under the Prior Employment Agreement, the Compensation Committee granted to Mr. Sharp an award of 10,000 shares of restricted stock under the 2005 Stock Incentive Plan, such shares to vest in accordance with a five-year vesting schedule and valued at the fair market value of the Company’s Common Stock on the effective date of the grant, which is April 7, 2008.
     The above description of the terms of the Employment Agreement is qualified in its entirety by the actual language of the Employment Agreement, a copy of which was attached as Exhibit 10.1 to the initial report on Form 8-K filed with the SEC on April 11, 2008. The above description does not constitute an acknowledgement by the Company of materiality of the Employment Agreement or any provision thereof.

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Restricted Stock Grants
     Effective April 7, 2008, the Compensation Committee approved the grant of an aggregate of 240,000 shares of the Company’s common stock to certain officers and employees of the Company as restricted stock awards under the Company’s 2005 Stock Incentive Plan, including those listed below:

Name	Number of Shares of Restricted Stock Granted
Robin D. Bisson	8,000
James T. Sharp	8,000
James T. Sharp	10,000 (time-based only)
     With the exception of the award to Mr. Sharp in the amount of 10,000 shares, which is described above in connection with his Employment Agreement dated April 7, 2008, the restricted stock awards are split between performance-based shares and time-based shares on a ratio of 1:1.
     Performance-based shares will vest on the third anniversary of the award only if all of the following criteria have been met in the three-year period ending August 31, 2010: (i) the Company’s consolidated revenue increases over the period at an average annual rate of not less than 10 percent; (ii) the Company’s consolidated net earnings increase over the period at an average annual rate of not less than 12 percent; and (iii) the Company achieves over the period return on average stockholders’ equity averaging at least 15 percent. Revenue, net earnings and stockholders’ equity are defined as the respective amounts shown in the Company’s audited consolidated financial statements. The Compensation Committee may, at its discretion, eliminate or add back non-recurring items to the above amounts for purposes of determining whether the criteria have been met. In the event of a Change of Control (as such capitalized term is defined in the 2005 Stock Incentive Plan) before August 31, 2010, the performance-based shares will convert to time-based shares vesting in total on January 7, 2011.
     Time-based shares will vest 20% per year over a five-year period beginning on the first anniversary following the date of the grant.
Modification to Restricted Stock Award to William A. Furman
     As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2008, effective January 8, 2008, the Compensation Committee awarded 100,000 restricted shares under the 2005 Stock Incentive Plan to William A. Furman, President and CEO of the Company, which will vest on the achievement of specific performance metrics.
     On April 7, 2008, the Compensation Committee approved a modification to this award, which provides that, in the event of a Change of Control (as such capitalized term is defined in the 2005 Stock Incentive Plan) before August 31, 2010, the performance-based shares will convert to time-based shares vesting in total on January 7, 2011. This modification is consistent with the terms of the restricted stock grants to certain officers and employees of the Company on April 7, 2008 described above.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: May 7, 2008	By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum,
Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)

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